UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 05, 2022, Digital Brands Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P., acting as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the Company’s underwritten the offering (the “Offering”) pursuant to which the Company agreed to issue and sell 37,389,800 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Firm Shares were sold to the public at a combined public offering price of $0.25 per share and were purchased by the Underwriters from the Company at a price of $0.23 per share. The Company also granted the Underwriters a 45-day option to purchase up to an additional 5,608,470 shares of Common Stock at the same price.

The shares were sold in the Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-264347) (the “Registration Statement”), a Registration Statement on Form S-1 pursuant to 462(b) of the Securities Act of 1933, as amended (File No. 333-264775), and a related prospectus filed with the Securities and Exchange Commission. The Public Offering closed on May 10, 2022 and the Company sold 37,389,800 shares of Common Stock to the Underwriters for total gross proceeds of approximately $9.3 million.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s officers and directors have entered into lock-up agreements with the Underwriters pursuant to which each of them has agreed not to, for a period of 180 days from the effective date of the Registration Statement, offer, sell, transfer or otherwise dispose of the Company’s securities without the prior consent of the Representative, subject to limited exceptions. The Company also agreed to issue to the Underwriters warrants to purchase shares of Common Stock equal to 4% of the Firm Shares (the “Underwriters’ Warrants”).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Underwriters’ Warrants

On May 10, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriters’ Warrants to purchase up to an aggregate of 1,495,592 shares of Common Stock. The Underwriters’ Warrants may be exercised beginning on November 1, 2022 until May 5, 2027. The initial exercise price of each Underwriters’ Warrant is $0.325 per share, which represents 130% of the public offering price.

The foregoing summary of the Underwriters’ Warrants is qualified in its entirety by reference to the full text of the Underwriters’ Warrants, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Underwriters’ Warrants

On May 10, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriters’ Warrants to purchase up to an aggregate of 1,495,592 shares of Common Stock. The Underwriters’ Warrants may be exercised beginning on November 1, 2022 until May 5, 2027. The initial exercise price of each Underwriters’ Warrant is $0.325 per share, which represents 130% of the public offering price.

The foregoing summary of the Underwriters’ Warrants is qualified in its entirety by reference to the full text of the Underwriters’ Warrants, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On May 5, 2022, the Company issued a press release announcing the pricing of the Offering. On May 10, 2022, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated May 5,2022, by and between Digital Brands Group, Inc. and Alexander, L.P., as representative of the underwriters named therein
4.1	Underwriters’ Warrant dated May 10, 2022
4.2	Underwriters’ Warrant dated May 10, 2022
99.1	Press release dated May 5, 2022
99.2	Press release dated May 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: May 10, 2022

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer